FINANCIAL SERVICES AGREEMENT

  THIS AGREEMENT is entered into on this 29th day of April, 1999 by and between BRIDGEWATER CAPITAL CORPORATION (hereinafter
  "BCC") and INTERNET GOLF ASSOCIATION, INC., a Corporation
  (hereinafter "Client").

  HEREAFTER, the Client and BCC are referred to collectively as "Parties", and singularly as "Party".

  WHEREAS, the Parties desire to set forth the terms and conditions under which the said services shall be performed.

  NOW, THEREFORE, in consideration of the promises of the mutual covenants herein, the Parties hereto agree as follows:

  ARTICLE I-SCOPE OF SERVICES

  BCC agrees to perform for the Client, beginning immediately on the date this Agreement is signed by all Parties, the financial services described as follows:

  (a) BCC will advise the Client on equity capital, debt financing, bridge loans etc.

  (b) BCC will perform corporate development activities, including, but not limited to, assisting in locating merger candidates, acquisition candidates, divestiture opportunities, spin-off opportunities, strategic alliances or partnerships, any other opportunities to enhance shareholder value, advise company on Financial Public Relations firms, services, techniques, press releases, shareholder letters etc.

  (c) BCC will advise Client and perform research on specific investment opportunities which may come to the attention of BCC or Client and provide research on general market conditions. Client agrees that BCC will not advise Client on the appropriateness of an investment, but merely collect, analyze and summarize data.

  (d) BCC will locate and coordinate market maker coverage of Client stock.

  (e) BCC will also perform other duties from time to time as requested by Client, provided that in no event will BCC perform the services of an investment advisor.

  (f) In rendering these services, BCC may develop creative works for Client, including but not limited to inventions, discoveries, improvements, developments, processes, drawings, computer software or other work which may be protectable by copyright, patent or trade secrecy law. BCC agrees that all such work shall be considered to be "work for hire" and that all ownership and rights of copyright, patent, or trade secrecy pertaining to such work shall become the property of the Client.
   BCC agrees to assign and does hereby assign all its rights in and to the foregoing, whether or not patentable or copyrightable, to the Client. BCC agrees that all information disclosed to it about the

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  Client's products, processes and services are the sole property of the Client and BCC will not assert any rights to any confidential or proprietary information or material, nor will BCC directly or indirectly, except as required in the conduct of their duties under this Agreement, disseminate or disclose any such confidential information.

  (g) Additional special projects, such as annual reports, quarterly reports, video presentations, personal presentations etc. will be performed and billed separately as mutually agreed upon by all Parties.

  ARTICLE II-PERIOD OF PERFORMANCE

  The period of performance under this Agreement shall begin immediately upon signing and will continue for a primary six (6) month term. This Agreement will automatically renew for an additional six (6) month term unless 30 days written notice is provided by Client prior to expiration/renewal. This Agreement can be terminated by either party with 60 days written notice. Upon termination, the compensation terms in Article IV below will remain in full force and effect for any transaction completed between Client and a source/transaction introduced by or through BCC for a period of one year after said introduction.

  ARTICLE III-CONTRACTUAL RELATIONSHIP

  In performing the services under this agreement, BCC shall operate as, and have the status of, and independent contractor. BCC shall not have authority to enter into any contract binding the Client, or create any obligations on the part of the Client, except as shall be specifically authorized by the Client. The Client and BCC will be mutually responsible for determining the means and the methods for performing the services described in
  ARTICLE I.

  ARTICLE IV-COMPENSATION

  As full consideration for the performance of the basic services described above, the Client shall pay BCC compensation as follows:

  (a) A number of shares of common stock of client equal to 2.5% of the then outstanding shares as of the close of trading on the opening day.

  (b) Warrants to purchase 600,000 shares of Clients common stock. These warrants will be five year, non-callable, non-cancelable, assignable and contain immediate piggyback registration rights on the underlying shares. The exercise price will be equal to the opening day closing bid price of the Clients common stock. These warrants will be earned pro-rata over the term of the Agreement.

  (c) $5,000 per month consulting fees that are earned and accrued starting on the date of the signing of this Agreement and with the remaining payments earned on each monthly anniversary thereafter. These payments are not payable until such time as a minimum of $1,000,000 gross has been infused into Client from any source. At that date, all payments earned and accrued yet unpaid, are immediately due and payable and all subsequent payments will be due and payable when earned.

  (d) A Finders Fee, using the Lehman Formula, on any mergers or acquisitions of or by Client, by, of, or through contacts introduced through BCC. This fee is due and payable, in like kind, at said merger date. The fee will be calculated using the total value of the amount(s) paid for the Acquisition whether in stock, cash, notes, assets, warrants etc.

  (e) For any straight debt transactions with Client by or through a source introduced by BCC, BCC will be entitled to a 2.0%
  Finders Fee.

  (f) A Finders Fee for equity capital raised by or through BCC on terms to be negotiated prior to closing any equity transaction.

  (g) For any and all joint ventures and/or licensing fee arrangements with Client to or from sources introduced by or through BCC, BCC will be entitled to a royalty equal to 5% of the gross sales/licensing fees generated by Client through said source(s).

  (h) Upon presentation of invoices from BCC, Client shall reimburse BCC for any and all reasonable and normal business expenses incurred by BCC in connection with the performance of the services provided herein; provided, however, any single expense in excess of $200 will require the approval of the Client to incur such expense.

  ARTICLE V-COMPANY INFORMATION

  Since BCC must at all times rely upon the accuracy and completeness of information supplied to it by the Client's officers, directors, agents, and employees, the Client agrees to indemnify, hold harmless, and defend BCC, it's officers, agents or employees at the Clients expense, in any proceeding or suit which may arise out of and/or due to any inaccuracy or incompleteness of such material supplied by the Client to BCC.

  ARTICLE VI-ASSIGNMENT

  This Agreement is intended to be binding upon and shall inure to the benefit of the Parties, their successors and assigns.

  ARTICLE VII-REPRESENTATIVE AND NOTICES

  Notices provided for hereunder shall be in writing and may be served personally to the Client's representative and BCC's representative at their respective place of business or by registered mail to the address of each Party or may be transmitted by fax.

  ARTICLE VII-ARBITRATION/JURISDICTION OF COURT

  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the County of Orange, California, U.S.A., in accordance with the rules of the American Arbitration Association there in effect, except that the Parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure and the prevailing Party shall be entitled to reasonable costs and reasonable attorney's fees from arbitration or any other civil action. Judgment upon the award rendered therein may be entered in any Court having jurisdiction thereof. Jurisdiction for any legal action is stipulated between the Parties to lie in the County of Orange, California, U.S.A.

  ARTICLE IX-MISCELLANEOUS

  This Agreement constitutes the entire agreement between the Client and BCC relating to providing financial services. It supersedes all prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof and has been induced by no representations, statements or agreements other than those expressed herein. No agreements hereafter made between the Parties shall be binding on either Party unless reduced to writing and signed by an authorized officer of the Party bound thereby.

  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers.

  BRIDGEWATER CAPITAL CORP.     INTERNET GOLF ASSOC., INC.

   /s/   Jack A. Thomsen          /s/   Vincent Castagnola
  ____________________________  _______________________________
  BY: JACK A. THOMSEN           BY: VINCENT CASTAGNOLA
  PARTNER                       PRESIDENT, CEO


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  DATE                   DATE